SCHEDULE 14C

(Rule 14c−101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☒.	Preliminary Information Statement
☐.	Confidential, for Use of the Commission Only (as permitted by Rule 14c−5(d)(2))
☐.	Definitive Information Statement

PUBLIC COMPANY MANAGEMENT CORPORATION

(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒.	No fee required.
☐.	Fee computed on table below per Exchange Act Rules 14c−5(g) and 0−11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0−11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐.	Fee paid previously with preliminary materials.
☐.	Check box if any part of the fee is offset as provided by Exchange Act Rule 0−1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

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PUBLIC COMPANY MANAGEMENT CORPORATION

(“PCMC”)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF

THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being furnished by the Board of Directors (the “Board”) of Public Company Management Corporation, a Nevada corporation (the “Company,” “PCMC,” “we,” “us” or “our”), to the holders of record of our common stock, par value $0.001 per share (the “Common Stock”), in connection with an amendment and restatement of Article 4 of our Articles of Incorporation (the “Amendment”).

On February 28, 2026, our Board approved the Amendment and recommended its adoption by our stockholders. On the same date, a stockholder holding not less than a majority of the voting power of our outstanding Common Stock executed a written consent approving the Amendment (the “Written Consent”), in accordance with Section 78.320 and Section 78.390 of the Nevada Revised Statutes (“NRS”) and Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is being mailed to our stockholders of record as of the close of business on February 28, 2026 (the “Record Date”). The Amendment will become effective upon the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada (the “Effective Date”), which we expect to occur no earlier than 20 calendar days after this Information Statement is first mailed to our stockholders.

Because the Amendment has already been approved by the Required Stockholders by Written Consent, we are not soliciting proxies, and we will not call a meeting of stockholders for the purpose of approving the Amendment.

BUSINESS PLAN

The Company’s plan of operation is to acquire an interest in a business opportunity. On February 23, 2026, PCMC entered a non-binding letter of intent (the “LOI”) with Physicians Capital Management Corporation, a Maryland corporation (“Physicians”) and Conrad Ivie, M.D., the controlling shareholder of Physicians (“Seller”). Physicians is a company that acquires and develops healthcare facilities and leases the facilities to healthcare operating companies, entities and individuals under long-term net leases. The leases generally require the tenant to bear most of the costs associated with the property. The LOI sets forth the parties’ current understanding with respect to a proposed business combination transaction (the “Transaction”) pursuant to which PCMC would acquire all of the issued and outstanding capital stock of Physicians in exchange for equity securities of PCMC. We filed a Form 8-K with the Securities and Exchange Commission on February 25, 2026 disclosing the LOI in accordance with applicable regulatory and corporate governance requirements.

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The LOI is an expression of mutual intent only and, except for certain specified provisions (including those relating to exclusivity, confidentiality, expenses, governing law, and similar matters), is non-binding and does not obligate any party to consummate the Transaction or to enter into a definitive agreement.

Subject to the completion of due diligence, receipt of required approvals, and the negotiation and execution of a definitive acquisition agreement (the “Definitive Agreement”), the parties currently contemplate that the Transaction will be structured with a view to qualifying, to the extent reasonably practicable, as a tax-deferred reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code (a “B Reorganization”). The Transaction may be implemented in one of several alternative forms, to be finalized in the Definitive Agreement. The LOI provides that the specific transaction structure may be modified, reconfigured or replaced with another form of business combination if recommended by the parties’ tax or legal advisors to achieve the intended tax treatment and regulatory compliance.

Current negotiations reflect the possibility of the issuance of our Common Stock and one or more classes or series of Preferred Stock with various designations, powers, preferences and rights, and with qualifications, limitations or restrictions applicable to each such class or series by adopting and filing certificates of designation under NRS 78.195 and 78.1955. with the Secretary of State of the State of Nevada. See “Blank-check” Preferred Stock Authority below.

Although the final valuations of PCMC and Physicians remain subject to agreement in the Definitive Agreement, the parties presently contemplate that the exchange ratio will be structured so that immediately following the closing of the transaction (and before giving effect to any reverse stock split), the former shareholders of Physicians will beneficially own approximately eighty percent (80%) of the outstanding equity interests of PCMC (measured by voting power and economic interest on a fully diluted, as-converted basis), and our PCMC shareholders will beneficially own approximately twenty percent (20%).

SUMMARY OF THE CORPORATE ACTION

The corporate action approved by the Board and the Written Consent of shareholders is the amendment and restatement of Article 4 of our Articles of Incorporation to restate our authorized share capital as 550,000,000 shares, consisting of 500,000,000 shares of Common Stock, par value $0.001 per share, and 50,000,000 shares of Preferred Stock, par value $0.001 per share, and to expressly authorize the Board to establish one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and rights of, and the qualifications, limitations and restrictions applicable to, each such class or series in accordance with NRS 78.195 and 78.1955.

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RECORD DATE AND VOTING SECURITIES

As of the Record Date, there were 34,276,816 shares of our Common Stock outstanding and entitled to vote on the Amendment, each share entitling its holder to one vote on the matter. We do not currently have any shares of Preferred Stock outstanding.

The approval of the Amendment required the affirmative vote of a majority of the voting power of the issued and outstanding shares entitled to vote thereon.

On February 28, 2026, stockholders holding an aggregate of 23,946,307 shares of Common Stock, representing approximately 70.3 % of the voting power of our outstanding Common Stock (the “Required Stockholders”), executed the Written Consent approving the Amendment. No further approval or vote of any other stockholders is required to effect the Amendment.

DESCRIPTION OF THE AMENDMENT TO ARTICLE 4

The Amendment replaces Article 4 of our Articles of Incorporation in its entirety with the following:

“Article 4. Authorized Shares.

The total number of shares of capital stock which the Corporation is authorized to issue is 550,000,000 shares, consisting of 500,000,000 shares of Common Stock having a par value $0.001 per share (the “Common Stock”); and 50,000,000 shares of Preferred Stock having a par value $0.001 per share (the “Preferred Stock”).

The Board of Directors is expressly authorized, subject to the provisions of Chapter 78 of the Nevada Revised Statutes (the “NRS”), including without limitation NRS 78.195 and 78.1955, to provide, by resolution or resolutions adopted from time to time, for the issuance of shares of Preferred Stock in one or more classes or series, and in connection with the creation of any such class or series, to fix or alter the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions of such class or series, including, without limitation, voting powers (full, limited or no voting powers), dividend rights, conversion rights, redemption provisions, sinking fund provisions, rights on liquidation, dissolution or winding up, and any other rights, qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors.

The authority of the Board of Directors with respect to each such class or series of Preferred Stock shall include, but not be limited to, the right to: (i) increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares constituting such class or series; and (ii) file, or cause to be filed, one or more certificates of designation with the Nevada Secretary of State describing the terms of any such class or series in accordance with applicable law. No shares of any class or series of Preferred Stock shall be issued until the applicable certificate of designation has become effective under the NRS.”

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PURPOSE AND EFFECT OF THE AMENDMENT

Current Status.

The Amendment to Article 4 confirms the Company’s total authorized capital at 550,000,000 shares, consisting of 500,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, each with a par value of $0.001 per share. The Board believes that this level of authorized capital will provide the Company with sufficient flexibility to pursue future financing transactions, strategic investments, acquisitions, and other corporate purposes without the delay and expense of seeking further stockholder approval solely to increase the number of authorized shares.

The Amendment does not by itself result in the issuance of any additional shares of Common Stock or Preferred Stock. Any actual issuance of shares will be subject to applicable law, our Articles of Incorporation and Bylaws, and, where required, stockholder approval and applicable exchange or market rules.

“Blank-check” Preferred Stock Authority.

Article 4 expressly authorizes the Board, without further stockholder approval (except as may be required by applicable law, our Articles of Incorporation and Bylaws, or any securities exchange on which our securities may then be listed), to create one or more classes or series of Preferred Stock and to establish the designations, powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each such class or series by adopting and filing certificates of designation under NRS 78.195 and 78.1955.

This “blank-check” preferred stock authority is intended to give the Board broad flexibility to structure future equity or equity-linked financings or other transactions, including securities with dividend or liquidation preferences, conversion or redemption features, or other terms negotiated with investors. No specific series of Preferred Stock has been authorized or designated as of the date of this Information Statement, and the Board has not entered into any definitive agreement or arrangement requiring the issuance of any Preferred Stock.

POSSIBLE EFFECTS OF THE AMENDMENT AND RELATED RISKS

The issuance of additional Common Stock or Preferred Stock, or the designation of one or more series of Preferred Stock, could have a number of effects on existing stockholders, including:

Dilution of ownership and voting interests. The issuance of additional shares of Common Stock or voting Preferred Stock could dilute the ownership percentage and voting power of existing stockholders.

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Preference over Common Stock. Preferred Stock could be issued with dividend, liquidation, redemption, conversion or other rights that are senior to those of the Common Stock.

Potential anti-takeover effects. Future issuance of Preferred Stock with special voting rights or other features could, depending on the terms, make it more difficult or costly for a third party to acquire control of the Company, even if some stockholders might consider such a transaction favorable.

The Board does not currently have any plans to adopt a stockholder rights plan or otherwise to use Preferred Stock for anti-takeover purposes. However, the Board retains the discretion to issue Preferred Stock in the future and could consider defensive uses of such securities if it believes that doing so would be in the best interests of the Company and its stockholders.

NO APPRAISAL OR DISSENTER’S RIGHTS

Under Nevada law and our Articles of Incorporation and Bylaws, the holders of our Common Stock are not entitled to appraisal or dissenter’s rights in connection with the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of February 28, 2025 and the date hereof. The information in this table provides the ownership information for each person known by us to be the beneficial owner of more than 10% of our common stock and preferred stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

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Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)

Repository Services LLC (2) c/o The Stauber Law Offices 9440 Santa Monica Boulevard Suite 301 Beverly Hills, CA 90210	23,946,307	70.30%

Director and Officer (1 person)

Quynh Hoa T. Tran 9350 Wilshire Boulevard Suite 203 Beverly Hills, CA 90212	0	0%

_____

(1) Applicable percentage ownership is based on 34,276,816 shares of common stock outstanding as of December 31, 2025 and as of the date hereof. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of the fixed date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS

None of our directors or executive officers has any special interest in the Amendment that is different from or greater than the interests of our stockholders generally, other than in their capacities as stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”). These filings are available free of charge at the SEC’s website at www.sec.gov under our CIK No. 000114196 – Commission File Number 000-50098.

We will furnish copies of this Information Statement and our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, although these filings are available at the SEC’s website, upon written request to: Public Company Management Corporation, 9350 Wilshire Boulevard, Suite 203, Beverly Hill, California, Attention: Corporate Secretary.

DELIVERY OF INFORMATION STATEMENT DOCUMENTS TO SHARED ADDRESSES

If you and other stockholders of record with whom you share an address currently receive multiple copies of our information statements and would like to request delivery of a single copy, or if you are receiving a single copy and would like to receive separate copies, please contact our Corporate Secretary at the address above.

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MISCELLANEOUS

The Company will pay the cost of preparing, printing and mailing this Information Statement to stockholders. We may reimburse brokerage firms, banks and nominees for their reasonable expenses in forwarding this Information Statement to beneficial owners.

By Order of the Board of Directors,

PUBLIC COMPANY MANAGEMENT CORPORATION

By:	/s/ Quynh Hoa T. Tran
Name:	Quynh Hoa T. Tran
Title:	President

Dated:	March 14, 2026

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